QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/x/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
SUMMA INDUSTRIES
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(1):
	4)	Proposed maximum aggregate value of transaction:
	5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	1)	Amount previously paid:
	2)	Form, schedule or registration statement no.:
	3)	Filing party:
	4)	Date filed:

(1)
Set forth the amount on which the filing fee is calculated and state how it was determined.

21250 Hawthorne Boulevard, Suite 500
Torrance, California 90503

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON DECEMBER 17, 2001

To the Stockholders of
Summa Industries:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Summa Industries, a Delaware corporation (the "Company"), will be held on December 17, 2001 at 9:30 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California (near the southeast corner of Hawthorne and Torrance Boulevards, behind the Computax Building), for the following purposes:

      1.  to elect three members to the Company's Board of Directors, each to serve for a three-year term;

      2.  to approve and adopt an amendment to the 1999 Stock Option Plan under which options to purchase up to 250,000 additional shares of the Company's Common Stock (subject to anti-dilution adjustments specified in the plan) may be granted to the Company's directors, officers, employees, agents and others; and

      3.  to transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

    Holders of record of Summa Common Stock at the close of business on October 19, 2001 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments thereof. A list of holders of record of shares of Summa Common Stock at the close of business on the Record Date will be available for inspection at the Company's headquarters during ordinary business hours for the ten-day period prior to the Annual Meeting. The Company's transfer books will not be closed.

    THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED EACH OF THE PROPOSALS AS BEING IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY RECOMMENDED THAT YOU VOTE FOR APPROVAL OF EACH SUCH PROPOSAL.

    All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you plan to attend the Annual Meeting in person, youare requested to mark, sign and date the enclosed proxy card and return it in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting, you may revoke your proxy at any time before it is voted and vote in person if you wish, even if you have previously returned your proxy card.

                      By Order of the Board of Directors:

                      /s/ Trygve M. Thoresen

                      Trygve M. Thoresen
                      Secretary

October 31, 2001
Torrance, California

SUMMA INDUSTRIES

21250 Hawthorne Boulevard, Suite 500
Torrance, California 90503

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
To Be Held on December 17, 2001

INTRODUCTION

    This Proxy Statement and the accompanying form of proxy are being sent to stockholders of Summa Industries, a Delaware corporation ("Summa" or the "Company"), on or about November 6, 2001. The accompanying proxy is solicited by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the "Annual Meeting") of Summa to be held on December 17, 2001 at 9:30 a.m., local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California, and at any adjournments thereof.

    All expenses associated with soliciting proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors and employees of the Company may solicit proxies personally or by telephone, facsimile or e-mail, without receiving additional compensation therefor. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these proxy materials to their principals.

RECORD DATE

    Stockholders of Summa Common Stock of record at the close of business on October 19, 2001 (the "Record Date") are entitled to notice of and to vote on all matters presented at the Annual Meeting and at any adjournments thereof. On the Record Date, there were 4,329,813 shares of Common Stock outstanding, held by 309 stockholders of record and an estimated 2,500 additional beneficial owners.

VOTING; PROXIES

    The presence, either in person or by proxy, of persons entitled to vote a majority of the outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting and at any adjournments thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share of Common Stock held on the Record Date. In accordance with the Company's Certificate of Incorporation, there will be no cumulative voting for the election of directors.

    For Proposal 1, the three director nominees receiving the highest number of votes at the Annual Meeting with a quorum present or represented will be elected. Approval of Proposal 2 will require the affirmative vote of a majority of the Company's shares present and voting at the Annual Meeting, provided the number of shares present or represented constitutes a quorum. Abstentions and broker non-votes on Proposal 1 and Proposal 2 will be counted for purposes of determining the presence or absence of a quorum, but will not constitute a vote "for" or "against" the Proposal and will be disregarded in calculating the votes cast as to the Proposal.

    STOCKHOLDERS ARE URGED, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING, TO COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. Properly executed and returned proxies, unless revoked, will be voted as directed by the stockholder, or, in the absence of such direction, by the persons named therein FOR election of each director nominee set forth in Proposal 1 and FOR approval of Proposal 2 in accordance with the recommendation of the Board of Directors, and in the proxy holders' discretion as to other matters that may properly come before the Annual Meeting. A proxy may be revoked at any time before it is voted by delivery of written notice of revocation to the Secretary of the Company, or by delivery of a subsequently dated proxy, or by attendance at the Annual Meeting and voting in person. Attendance at the Annual Meeting without also voting will not in and of itself constitute the revocation of a proxy.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

    Three of the Company's seven directors, comprising one Class of the Board of Directors of the Company, are to be elected at the Annual Meeting, each to serve for a three-year term or until his successor is elected and qualified. Two of the Company's seven directors will be elected at the next annual meeting, and two directors will be elected at the subsequent meeting.

    Should any of the nominees decline or be unable to serve as a director, the persons authorized in the proxy to vote on your behalf will vote for such substitute nominees as may be recommended by the Company's existing Board of Directors, unless other directions are given in the proxy. Each of the nominees has consented to serve as a director if elected, and the Company knows of no reason why any nominee listed below would not be available for election or, if elected, would not be willing or able to serve. Unless otherwise directed in the accompanying proxy, the persons named therein will vote FOR the election of the three director nominees set forth below.

Nominees

    The following table sets forth certain information concerning each of the three nominees for election as directors of the Company:

Name	Position with the Company	Age	Director Since
James R. Swartwout	Chairman, President, Chief Executive Officer & Chief Financial Officer	55	1990
Byron C. Roth	Director	38	1994
Jack L. Watts	Director	53	1999

    James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments. He earlier worked for Farr Company, American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout also serves as a director of Applied Materials Group, Inc. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

    Byron C. Roth is the Chairman of the Board and Chief Executive Officer of the investment banking firm of Roth Capital Partners, Inc. (formerly Cruttenden Roth). Mr. Roth also serves as a director of the University of California, Irvine Graduate School of Management. Mr. Roth holds a BBA from the University of San Diego and a Masters in Business Administration from Cornell University. Mr. Roth is a member of the Company's Audit Committee.

    Jack L. Watts has been the Chief Executive Officer of Portola Packaging, Inc., a manufacturer of plastic packaging products, since 1986. Mr. Watts is also the Chief Executive Officer of Sand Hill Systems, Inc., a venture developing e-commerce tools for non-internet businesses. Mr. Watts is a founding partner of The Portola Company, an investment partnership focused on acquisitions. Prior to 1986, Mr. Watts was founder and Chairman of Faraday Electronics, an original equipment manufacturer of software, computers and terminals. Mr. Watts also serves as a director of Portola Packaging, Inc., Sand Hill Systems, Inc., Portola Minerals Co. and FloStor Engineering. Mr. Watts holds a Bachelor of Science degree in Industrial Engineering from Oklahoma State University and a Masters in Business Administration from Stanford University.

Directors Not Standing For Election

Name	Position with the Company	Age	Director Since	Term Expires
David McConaughy	Director	69	1990	2002
Josh T. Barnes	Director	73	1996	2002
Michael L. Horst	Director	55	1978	2003
William R. Zimmerman	Director	74	1987	2003

    David McConaughy is currently a Principal and Partner of Data Management Resources, which supplies and maintains integrated business management systems. Previously, Mr. McConaughy was on the faculty of the University of Southern California Graduate School of Business, and has had a strategic planning consulting practice. Mr. McConaughy holds a Masters in Business Administration and a PhD in Administrative Science and Economics from The Ohio State University. Mr. McConaughy is the Chairman of the Company's Audit Committee and a member of the Company's Compensation Committee.

    Josh T. Barnes became a director of the Company upon consummation of the acquisition of LexaLite International Corporation by the Company in 1996. Mr. Barnes founded LexaLite and lead the company as a director and Chief Executive Officer from its formation in 1963 until his retirement in 1997. Mr. Barnes is a registered professional mechanical engineer in Michigan, the holder of several lighting related patents, a member of the Illuminating Engineering Society and the Society of Plastic Engineers. Mr. Barnes was elected Mayor of Charlevoix, Michigan and served in that position from 1994-1998. He is a director and Chief Executive Officer of Business Activities Corporation and a director/trustee of the Charlevoix County Community Foundation. Mr. Barnes is a graduate of the Lawrence Institute of Technology and the U.S. Army Corps of Engineers Officer Candidate School.

    Michael L. Horst is a real estate consultant, educator and developer, and is currently a Vice President of the Urban Land Institute ("ULI"), a not-for-profit research and education organization based in Washington, D.C., whose mission is to provide responsible leadership in the use of land in order to enhance the total environment. Mr. Horst also serves as an Adjunct Professor on the faculty at the University of Southern California. Prior to joining ULI, Mr. Horst was an Affiliated Principal with EDAW, Inc., San Francisco, California, and a Vice President of Economics Research Associates where he practiced strategic planning for the real estate industry. Mr. Horst holds a Masters in Business Administration from Stanford University and was a Loeb Fellow at the Harvard Graduate School of Design. Mr. Horst is a member of the Company's Audit Committee.

    William R. Zimmerman is the President of Zimmerman Holdings, Inc., a private investment company. He has previously served as President of Monogram Industries, Inc., President of Swedlow, Inc., and Executive Vice President of Avery International. Mr. Zimmerman also serves as a director of Avtel, Inc., Monitor Products, Inc. and Life Script, Inc. Mr. Zimmerman holds a Bachelor of Science and a Masters degree in Industrial Management, both from the Sloan School of the Massachusetts Institute of Technology. Mr. Zimmerman is a member of the Company's Compensation Committee.

Meetings of the Board; Committees and Director Compensation

    During fiscal 2001, in addition to actions taken by unanimous written consent, there were 6 meetings of the Company's Board of Directors. Each director attended at least 75% of the total number of meetings of the Board of Directors and the committees of the Board of Directors on which he serves. During fiscal 2001, the Company had 3 standing committees, the Audit Committee, the Compensation Committee and an ad hoc Finance Committee, since dissolved. The principal duties of the Audit Committee are to advise the Board on audit matters affecting the Company, including recommendations as to the appointment of independent outside auditors, reviewing with such auditors the scope of its audit engagement, meeting with the Company's management and independent outside auditors to discuss matters relating to internal accounting controls and results of audits performed. The Board of Directors has adopted a written charter for the Audit Committee. The principal duties of the Compensation Committee are to administer the Company's executive compensation programs, including establishing base salaries, discretionary bonuses and stock option grants for executive officers. The principal duties of the ad hoc Finance Committee were to review strategic alternatives for the Company. The current members of the Audit Committee are Messrs. Horst, McConaughy and Roth, each of whom is "independent" as defined under Rule 4200(a)(15) of the Nasdaq listing standards, the current members of the Compensation Committee are Messrs. McConaughy and Zimmerman, and the members of the Finance Committee were Messrs. Horst and Watts. During fiscal 2001, the Audit Committee held 3 meetings attended by all members, the Compensation Committee held 4 meetings attended by all members, and the Finance Committee held 4 meetings attended by all members.

    Non-employee directors of the Company receive a fee of $1,000 for each Board meeting attended and are reimbursed for travel expenses connected with a Board meeting. Non-employee directors serving on committees receive a $1,000 fee for each committee meeting attended. In addition, directors who are not employees of the Company are currently entitled to an annual grant of a Nonstatutory Stock Option to acquire up to 4,000 shares of the Company's Common Stock issued under the Company's stock option plans on the date of the Company's annual meeting, with an exercise price equal to the average of the closing prices on each of the trading days on which the stock trades, beginning on the second day after release of annual earnings and ending on the second day prior to the annual meeting. Non-employee directors serving on committees are currently entitled to an annual grant of a Nonstatutory Stock Option to acquire up to 2,000 additional shares, calculated in the same manner. During fiscal 2001, each outside director was granted a Nonstatutory Stock Option to acquire up to 4,000 shares of the Company's Common Stock at $11.02 per share, and each outside director serving on a committee was granted an additional Nonstatutory Stock Option to acquire up to 2,000 shares of the Company's Common Stock at $11.02 per share for each committee served, other than the ad hoc Finance Committee for which no options were granted.

Report of the Audit Committee

    In relation to the audited financial statements of the Company for the fiscal year ended August 31, 2001, the Audit Committee of the Board of Directors has (a) reviewed and discussed the audited financial statements with Company management, (b) discussed with Arthur Andersen LLP, the Company's independent auditors for fiscal year 2001, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU section 380), as such may be modified or supplemented, (c) received the written disclosures and the letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as such may be modified or supplemented, and (d) discussed with Arthur Andersen LLP its independence.

    Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for fiscal 2001 be included in the Company's Annual Report on Form 10-K for fiscal 2001 for filing with the Securities and Exchange Commission.

                      Audit Committee:

                      Michael L. Horst
                      David McConaughy
                      Byron C. Roth

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Executive Officers

    Set forth in the table below are the names, ages and offices held by the executive officers of the Company:

Name	Age	Position
James R. Swartwout	55	Chairman, President, Chief Executive Officer & Chief Financial Officer
Trygve M. Thoresen	37	Vice President of Business Development, Secretary & General Counsel
Paul A. Walbrun	59	Vice President & Controller

    James R. Swartwout has been Chairman of the Board of Directors of the Company since August 1990, and Chief Executive Officer since July 1990. Prior to that he was President and Chief Operating Officer since August 1989. He joined the Company in October 1988 as its Executive Vice President and Chief Operating Officer. Before joining the Company, Mr. Swartwout was a principal in a private leveraged buyout venture. From April 1984 to December 1986, Mr. Swartwout was Executive Vice President of Delphian Corporation, Sunnyvale, California, a manufacturer of analytical instruments. He earlier worked for Farr Company, American Air Filter Co. and Eastman Kodak Co., and is a former U.S. Navy officer. Mr. Swartwout also serves as a director of Applied Materials Group, Inc. Mr. Swartwout holds a Bachelor of Science degree in Industrial Engineering from Lafayette College and a Masters in Business Administration from the University of Southern California.

    Trygve M. Thoresen has served as Vice President of Business Development, Secretary and General Counsel of the Company since August 2000, and was Vice President, Secretary and General Counsel from October 1997, until January 2000. From January 2000 until shortly before his return in August 2000, Mr. Thoresen served as Chief Operating Officer of an internet start-up venture. From January 1997 until its acquisition by the Company in October 1997, Mr. Thoresen served as Vice President-Finance, General Counsel and Assistant Secretary of Calnetics Corporation, Chatsworth, California. Prior to that, from September 1992 until January 1997, Mr. Thoresen was a corporate, mergers and acquisitions and securities attorney with Gibson, Dunn & Crutcher LLP, Irvine, California. From August 1989 until May 1992, Mr. Thoresen attended Hastings College of the Law. Prior to law school, Mr. Thoresen was a senior accountant at KPMG LLP, and he is a Certified Public Accountant in the State of California (inactive). In addition, Mr. Thoresen holds a Bachelor of Arts degree in Business Administration from the University of California, Santa Barbara.

    Paul A. Walbrun has served as Vice President and Controller of the Company since October 1997, and was Vice President, Secretary and Controller of the Company from October 1994 until October 1997. From July 1994 until its sale in June 1996, Mr. Walbrun served as Vice President and Controller of the Company's former subsidiary, Morehouse-COWLES, Inc. Before joining the Company, Mr. Walbrun was the Director of Financial Reporting for Bird Medical Technologies, Inc.

and Controller of Stackhouse, Inc., a Bird Medical Technologies manufacturing subsidiary, and is a former U.S. Navy officer. Mr. Walbrun holds a Bachelor of Business Administration with accounting major from the University of Wisconsin, Madison.

Summary Compensation Table

    The following summary compensation table sets forth all compensation paid or accrued by the Company for services rendered in all capacities during the three fiscal years ended August 31, 2001 by the Chief Executive Officer and the two other most highly compensated executive officers of the Company. There were no other executive officers of the Company whose total salary and bonus exceeded $100,000 in the 2001 fiscal year.

Long-Term Compensation
	Annual Compensation				Awards		Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other $	Stock Awards $	Options #(2)	LTIP Payouts $	All Other Compensation $(3)
James R. Swartwout, Chairman, Chief Executive Officer & Chief Financial Officer	2001 2000 1999	334,808 291,346 250,000	— 150,000 137,500	— — —	— — —	75,000 25,000 25,000	— — —	6,390 9,633 9,420
Trygve M. Thoresen, Vice President of Business Development, Secretary & General Counsel(1)	2001 2000 1999	174,669 123,867 133,519	50,000 18,000 55,000	— — —	— — —	15,000 15,000 16,000	— — —	1,903 792 926
Paul A. Walbrun, Vice President & Controller	2001 2000 1999	107,156 98,623 91,364	33,000 30,000 33,000	— — —	— — —	15,000 10,000 11,000	— — —	1,672 1,185 649

(1)
In fiscal 2000, includes $57,000 paid to Mr. Thoresen by an unrelated party during a period in which he was not employed by the Company.
(2)
All options currently held by the named executive officers are Nonstatutory Stock Options.
(3)
Includes payments for a long-term disability insurance policy, a life insurance policy, and/or contributions to the Company's 401(k) Plan and ESOP. In addition, each executive officer has use of a Company automobile.

Employment Agreements

    In June 2001, the Company and Messrs. Swartwout, Thoresen and Walbrun entered into amended and restated employment agreements replacing prior existing agreements. Consistent with prior arrangements, under the replacement agreements Messrs. Swartwout, Thoresen and Walbrun are to be paid annual base salaries to be determined by the Board of Directors, and annual bonuses of up to 50% of base salary in the case of Mr. Swartwout and up to 40% in the case of Messrs. Thoresen and Walbrun, to be determined by the Board of Directors based upon the performance of the Company during the preceding fiscal year. In the event of termination of employment other than for cause, Mr. Swartwout would be entitled to severance pay equal to twelve months of his current base salary, and Messrs. Thoresen and Walbrun would each be entitled to receive six months of their respective base salaries. In the event of a "change in control" of the Company (defined as the acquisition by a person or group of either 30% or more of the Company's voting power or the right to elect a majority of the Company's directors, the sale of 50% or more of the total fair market value of the Company's assets, or a specified change in the composition of the Company's Board of Directors), and regardless of whether employment is terminated as a result of such event, Mr. Swartwout would be entitled to receive as a bonus an amount equal to two year's base salary, and Messrs. Thoresen and Walbrun would each be entitled to receive one year's base salary and bonus. In addition, if Mr. Swartwout's employment is terminated within two years following a change in control, then, unless such termination is for cause, Mr. Swartwout would be entitled to receive an additional bonus equal to two year's base salary and bonus, and Messrs. Thoresen and Walbrun would each be entitled to receive one year's base salary and bonus, all subject to reduction if such bonuses would trigger certain negative tax consequences to the Company.

Stock Option Plans

    In 1984, the Board of Directors and stockholders of the Company approved the Summa Industries 1984 Stock Option Plan (the "1984 Plan"), under which options to acquire an aggregate of 25,000 shares of the Company's Common Stock were available for grant to key employees, directors, consultants, vendors and others. The 1984 Plan expired in 1994 and, therefore, no additional options may be granted thereunder. As of August 31, 2001, options to acquire 15,500 shares of Common Stock remained outstanding and exercisable, consisting of options to purchase 12,500 shares granted to Mr. Swartwout and 3,000 to Mr. Walbrun. The price at which such options may be exercised ranges from $3.50 to $5.00, the market price of the stock on the date of grant. As of August 31, 2001, options for 5,875 shares had been exercised under the 1984 Plan.

    In December 1991, the Board of Directors and stockholders approved the Summa Industries 1991 Stock Option Plan (the "1991 Plan") under which options to acquire an aggregate of 150,000 shares of the Company's Common Stock may be granted to key employees, directors, consultants, vendors and others, as determined by the Board of Directors or the Compensation Committee. As of August 31, 2001, options to acquire 147,150 shares of Common Stock had been granted, including options to purchase 25,000 shares granted to Mr. Swartwout and 21,000 to Mr. Walbrun. Options to acquire 2,850 shares of Common Stock remain available for future grant. The price at which the options may be exercised ranges from $2.72 to $12.50, the market price of the stock on the date of grant. During the fiscal year ended August 31, 2001, options for 6,500 shares became exercisable. As of August 31, 2001, options for 73,525 shares were exercisable, and 64,375 had been exercised.

    In December 1995, the Board of Directors and stockholders approved the Summa Industries 1995 Stock Option Plan (the "1995 Plan") under which options to acquire an aggregate of 250,000 shares of Common Stock may be granted to key employees, directors, consultants, vendors, customers and others, as determined by the Board of Directors or the Compensation Committee. In January 1998, the Board of Directors and stockholders amended the 1995 Plan to increase the number of shares of Common Stock that may be granted thereunder from 250,000 to 350,000. As of August 31, 2001, options to acquire 339,223 shares of Common Stock had been granted, including options to purchase 75,000 shares granted to Mr. Swartwout and 6,000 to Mr. Thoresen. Options to acquire 10,777 shares of Common Stock remain available for future grant. The price at which options may be exercised ranges from $3.61 to $12.50, the market price of the stock on the date of grant. During the fiscal year ended August 31, 2001, options for 39,250 shares became exercisable. As of August 31, 2001, options for 241,675 shares were exercisable, and 72,798 had been exercised.

    In December 1998, the Board of Directors and stockholders approved the Summa Industries 1999 Stock Option Plan (the "1999 Plan") under which options to acquire an aggregate of 500,000 shares of Common Stock may be granted to key employees, directors, consultants, vendors, customers and others, as determined by the Board of Directors or the Compensation Committee. As of August 31, 2001, options to acquire 346,334 shares of Common Stock had been granted, including options to purchase 125,000 shares granted to Mr. Swartwout, 40,000 to Mr. Thoresen and 30,000 to Mr. Walbrun. Options to acquire 153,666 shares of Common Stock remain available for future grant. The price at which options may be exercised ranges from $9.375 to $13.31, the market price of the stock on the date of grant. During the fiscal year ended August 31, 2001, options for 32,581 shares became exercisable. As of August 31, 2001, options for 79,581 shares were exercisable, and no options had been exercised.

Stock Option Grants

    The following table sets forth information concerning options granted to each of the named executive officers during fiscal 2001.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term ($)(2)
	Individual Grants
		Percentage of Total Options Granted to Employees in Fiscal 2001(%)
Name	Options Granted(#)(1)		Exercise Price per Share($)	Expiration Date
					5%	10%
James R. Swartwout	75,000	44.7	10.125	12/15/10	477,567	1,210,248
Trygve M. Thoresen	15,000	8.9	10.285	10/31/10	97,023	245,875
Paul A. Walbrun	15,000	8.9	10.285	10/31/10	97,023	245,875

(1)
All options granted in fiscal 2001 are Nonstatutory Stock Options with exercise prices per share equal to the market price of the Company's Common Stock on the date of grant. All of the options set forth in the table above vest in one-forth increments commencing with the first anniversary of the grant date.

(2)
Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant to the expiration date. These values are calculated pursuant to requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price appreciation. Actual gains, if any, are dependent on the future market price of the Common Stock.

Stock Option Exercises

    The following table sets forth information regarding options exercised during fiscal 2001 by executive officers of the Company, as well as the aggregate value of unexercised options held by each executive officer at August 31, 2001. The Company has no stock appreciation rights, either freestanding or in tandem with options.

			Number of Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-The-Money Options at Fiscal Year End ($)(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
James R. Swartwout	—	—	118,750	118,750	510,225	100,000
Trygve M. Thoresen	—	—	81,834	36,073	421,137	28,600
Paul A. Walbrun	—	—	35,000	31,000	133,563	30,538

(1)
Calculated based upon the closing price of the Company's Common Stock as reported on The Nasdaq National Market on August 31, 2001, which was $11.00 per share.

401(k) Plan

    The Company has adopted and maintains a Section 401(k) Plan (the "401(k) Plan") in compliance with relevant ERISA regulations. The 401(k) Plan allows employees to defer specified percentages of their compensation in a tax-deferred trust. The Company may make matching contributions to the 401(k) Plan and may make additional profit-sharing contributions at the discretion of the Board of Directors. The total Company contribution to all employees' 401(k) accounts in fiscal 2001 was $642,000. Each of the named executive officers participates in the 401(k) Plan.

Employee Stock Ownership Plan

    The Company has adopted and maintains an Employee Stock Ownership Plan (the "ESOP"). Under the ESOP, the Company may make contributions to the ESOP trust for purchases of shares of the Company's Common Stock, or may contribute Common Stock directly to the ESOP trust. The shares are then allocated by the ESOP trustee to each participant based on the ratio that such participant's compensation bears to the total compensation for all applicable participants. The total contribution by the Company to the ESOP in fiscal 2001 was $336,000.

Report of the Compensation Committee on Executive Compensation

    The Compensation Committee appointed by the Board of Directors generally administers the Company's executive compensation programs. The Compensation Committee consists solely of outside directors. It is the policy of the Compensation Committee to establish compensation levels for executive officers which reflect the Company's overall performance, responsibilities and contributions to the long-term growth and profitability of the Company. The Compensation Committee determines compensation based on its evaluation of the Company's overall performance, including various quantitative factors, primarily the Company's financial performance, sales and earnings against the Company's operating plan, as well as various qualitative factors such as new product development, the Company's product and service quality, the extent to which the executive officers have contributed to forming a strong management team, and other factors which the Committee believes are indicative of the Company's ongoing ability to achieve its long-term growth and profit objectives. In determining the base salary and bonus for James R. Swartwout, the Chief Executive Officer of the Company, the Compensation Committee considered the foregoing factors. From time to time, the Compensation Committee makes its decisions in concert with all outside members of the Board of Directors.

    Base Salary and Discretionary Bonus.  The principal component of the compensation of the executive officers is their base salaries. The Compensation Committee also retains discretion to award bonuses based on corporate or individual performance. The Compensation Committee evaluates the practices of various industry groups, market data, including data obtained from time to time from outside compensation consultants, and other economic information to determine the appropriate ranges of base salary levels which will enable the Company to retain and incentivize the Chief Executive Officer and, to a lesser extent, the other executive officers. Throughout the year, the members of the Compensation Committee review the corporate and individual performance factors described above. The Compensation Committee, based upon its review of performance for the previous year and its review of the Company's operating plan, establishes salary levels and awards any bonuses to the Chief Executive Officer and the other executive officers.

    Stock Options.  The Compensation Committee also considers the grant of stock options to the Company's key employees, including the executive officers. The purpose of the stock option program is to provide incentives to the Company's management and other employees to work to maximize stockholder value. The option program also utilizes vesting periods to encourage key employees to continue in the employ of the Company. Individual amounts of stock option grants to executive officers are derived based upon review of competitive compensation practices with respect to the same or similar executive positions, overall corporate performance and individual performance.

                      Compensation Committee:

                      David McConaughy
                      William R. Zimmerman

Compensation Committee Interlocks and Insider Participation

    During the last completed fiscal year, Messrs. McConaughy and Zimmerman served as members of the Compensation Committee. Neither member of the Compensation Committee was or is an officer or employee of the Company. The Compensation Committee reviews the performance and establishes the compensation of Messrs. Swartwout, Thoresen and Walbrun. There are no compensation committee interlocks between the Company's Compensation Committee and other entities involving the Company's executive officers and committee members who serve as executive officers or committee members of such other entities.

PROPOSAL NO. 2
AMENDMENT OF 1999 STOCK OPTION PLAN

Background of and Reasons for the Amendment

    Under the Company's existing stock option plans, including the 1999 Stock Option Plan ("1999 Plan") approved by the stockholders at the 1999 Annual Meeting, only 167,293 shares remained available for the grant of options to purchase shares of the Company's Common Stock at August 31, 2001. See "Executive Compensation and Other Information—Stock Option Plans" above. The Company's Board of Directors believes it is in the best interests of the Company and its stockholders to amend the 1999 Plan to increase the number of shares available for the grant of stock options by 250,000 to provide incentives to officers and other key employees of the Company to remain with and increase their efforts on behalf of the Company, and to enable the Company's management to grant stock options to non-employee directors and others expected to provide significant services to the Company. Additionally, if key executives are to be recruited in the future, the availability of stock options is necessary for the Company to offer competitive compensation packages. Accordingly, the Board of Directors has unanimously approved increasing the shares available for the grant of stock options by 250,000 and, therefore, at the Annual Meeting the second matter to be presented to the stockholders of the Company for their consideration and approval will be a proposal to amend the 1999 Plan to increase the number of shares available for the grant of stock options by 250,000, from 500,000 to 750,000.

Description of the 1999 Stock Option Plan

    Subject to typical antidilution provisions for stock splits, stock dividends and the like, the 1999 Plan authorizes the grant of options to purchase an aggregate of up to 500,000 shares of the Company's Common Stock. As of October 19, 2001 (i) the aggregate market value of these 500,000 shares of Common Stock was $4,250,000 and the aggregate market value of the additional 250,000 shares in the proposed amendment was $2,125,000, based upon a closing sale price of the Common Stock on that date as reported on The Nasdaq National Market, and (ii) options to purchase up to 346,334 shares of Common Stock have been granted to employees and non-employee directors under the 1999 Plan, with exercise prices equal to the closing sale prices for the Company's Common Stock on the dates of grant. If an option granted under the 1999 Plan expires or terminates, the shares subject to any unexercised portion of that option will again become available for the issuance of further options under the 1999 Plan. Stock options may be granted under the 1999 Plan which are intended to qualify as incentive stock options ("ISO's") under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"), or, alternatively, as stock options which will not so qualify ("Nonstatutory Stock Options"). The 1999 Plan will terminate on September 1, 2008, and no options may be granted under the 1999 Plan thereafter.

    The 1999 Plan permits administration either by the Board of Directors or by a committee thereof consisting of at least two non-employee members of the Board who have been appointed by the Board (the "Committee"), and is currently administered by the Board of Directors. The Board of Directors has the authority to select the persons to receive options granted under the 1999 Plan, the extent of their participation, and the terms and conditions of each stock option, subject to certain limitations set forth in the 1999 Plan. Full time officers and employees of the Company or its subsidiaries are eligible to be granted ISOs under the 1999 Plan. Directors are only eligible to receive ISOs if they are also full time employees of the Company. In addition, full and part time employees, officers, non-employee directors, consultants, major vendors and others expected to provide significant services to the Company may be granted Nonstatutory Stock Options under the 1999 Plan. The Company presently employs approximately 750 persons on a full time basis, all of whom (except for members of the Committee, if there be one) are eligible for selection as participants under the 1999 Plan.

    Options granted under the 1999 Plan become exercisable in accordance with the terms of the grant made by the Board of Directors, as set forth in a written stock option agreement to be entered into by all participates receiving options granted under the 1999 Plan. The Board of Directors has discretionary authority to select plan participants for among eligible persons and to determine at the time an option is granted whether it is intended to be an ISO or a Nonstatutory Stock Option, and when and in what increments shares covered by the option may be purchased. Options may be granted on terms providing that they will be exercisable either in whole or in part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option. While the 1999 Plan does not limit the number of shares as to which options may be granted to any one participant (including officers and directors of the Company), it does provide that no employee may be granted ISOs which first become exercisable in any calendar year to purchase shares of Common Stock having a fair market value (determined at the time of the grant of the option) in excess of $100,000, reduced by the fair market value (similarly determined) of any shares subject to ISOs granted under any other plan of the Company which also become exercisable in such calendar year.

    For employees holding more than ten percent of the total combined voting power of all classes of outstanding stock, the purchase price of each option granted under the 1999 Plan cannot be less than 110% of the fair market value per share of the Company's Common Stock subject thereto on the date of the grant. For all other participants, the option exercise price may not be less than the fair market value per share of the Company's Common Stock subject thereto on the date of the grant in the case of an ISO, nor less than 85% of the fair market value per share of the Company's Common Stock on the date of the grant in the case of Nonstatutory Stock Options. Upon exercise of an option, the exercise price shall be payable in full to the Company. The fair market value per share will generally be the closing bid quotation for a share of the Company's Common Stock on the date an option is or was granted under the 1999 Plan. If there is no market price available on such date, the fair market value per share will be determined on the basis of factors deemed relevant by the Board, including, without limitation, the book value of the shares on such date and the earnings of the Company.

    The Board of Directors may in its discretion also include in a stock option agreement a provision making the exercise price of any option granted under the 1999 Plan payable in full (i) in cash, (ii) by surrender of shares of the Company's Common Stock having a market value equal to the aggregate exercise price of all shares to be purchased, (iii) by cancellation of indebtedness owed by the Company to the optionee, (iv) by a combination of (i)-(iii), or (v) in such other consideration as the Board of Directors may from time to time in the exercise of its discretion deem acceptable in a particular instance. In addition, an option may be exercised through a broker-assisted or similar transaction in which the full exercise price is not received by the Company until promptly after such exercise (commonly referred to as a "cashless exercise"). If payment is by means of a promissory note is accepted, the shares purchased generally would be held in pledge to secure payment of the note. Unless and until the purchaser defaulted under the promissory note or governing instruments, the shares so pledged would remain registered in the name of the purchaser, and the purchaser would be entitled to vote the shares and to receive all dividends and any other amounts accruing as a result of his or her ownership of such shares.

    If an optionee's employment is terminated other than for cause, the employee will have the right to exercise his or her option to the extent then exercisable, at any time within three months thereafter. If an optionee dies while still employed, or within the period of time after his or her voluntary retirement specified in the applicable stock option agreement, the option may be exercised at any time within twelve months thereafter by his or her estate or by the person or persons to whom rights under the option passed by will or the laws of descent or distribution, but only to the extent such option was exercisable by him or her on that date. The Board of Directors may modify the time at which options may be exercised. Options granted under the 1999 Plan are not transferable except by will and the laws of descent and distribution. During the life of the person to whom an option is granted, that person alone may exercise such option.

    Within the limits of the 1999 Plan, the Board of Directors may also modify, extend or renew outstanding options or accept the cancellation of outstanding options (to the extent not previously exercised) for the granting of new stock options in substitution therefor. However, no modification of an option which alters or impairs any rights or obligations under any option previously granted may be made without the consent of the optionee.

    The Board of Directors may, without affecting any outstanding options, from time to time revise or amend the 1999 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may either increase the number of shares subject to the 1999 Plan (with the exception of adjustments resulting from changes in capitalization) or change the class of participants eligible to receive options granted under the 1999 Plan without stockholder approval.

    In the event that the Company should elect to dissolve, merge or consolidate with any other corporation, sell substantially all of its assets to another person or entity, or enter into any other reorganization in a transaction in which the Company is not the surviving corporation, the date of exercisability of each option outstanding under the 1999 Plan will be accelerated to a date prior to such transaction unless provision is made in connection with such transaction for the assumption of the option or substitution of new options with appropriate adjustments by the surviving corporation.

    In general, neither the grant nor the exercise of ISOs under the 1999 Plan will result in the recognition of taxable income to the optionee nor the recognition of a federal income tax deduction to the Company. In addition, the subsequent sale of the option shares by the optionee will not result in a federal income tax deduction to the Company, but gains recognized by the optionee upon such sale will be deemed ordinary income or capital gains depending on the length of time involved. In general, the grant of a Nonstatutory Stock Option will not result in either the recognition of taxable income nor a federal income tax deduction to the optionee and the Company, respectively. Upon exercise, the optionee generally will recognize ordinary income for federal income tax purposes equal to the excess of the fair market value of the Company's Common Stock as of the date of exercise over the exercise price paid for such option shares, and the Company will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the optionee. In general, further gain or loss realized by such optionee on the subsequent disposition of such option shares will be long term or short term capital gain or loss, depending on the length of time the option shares are held after the option is exercised.

    The foregoing summary description of the 1999 Plan does not purport to be complete, and reference is made to the entire 1999 Plan which sets forth in detail all of the terms and conditions upon which stock options may be granted thereunder. A complete copy of the 1999 Plan will be provided without charge, upon written or oral request, to any stockholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone (310) 792-7024; facsimile (310) 792-7079.

Recommendation of the Board; Vote Required for Approval

    The Board of Directors believes that Proposal 2 is in the best interests of the Company and its stockholders. Therefor, the Board of Directors has unanimously approved this Proposal 2 and has recommended that the stockholders of the Company vote FOR approval of the proposed amendment to the 1999 Plan. Approval of Proposal 2 will require the affirmative vote of a majority of the shares of the Company's Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote.

Stock Performance Graph

COMPARISON OF CUMULATIVE TOTAL RETURN
AMONG SUMMA INDUSTRIES, PEER GROUP INDEX
AND RUSSELL 2000 INDEX

Note:

The peer group index is derived from the following peer group selected by the Company in good faith: Alltrista Corporation; Applied Extrusion Technology; AT Plastics, Inc.; Atlantis Plastics, Inc.; Core Materials Corporation; Lamson & Sessions Co.; Lund International Holdings; Myers Industries, Inc.; PW Eagle, Inc.; Reunion Industries, Inc.; Rotonics Manufacturing, Inc.; and Spartech Corporation. Members of the peer group are more similar to the Company in lines of business, size and market capitalization than any readily available industry index of which the Company is aware.

Assumes $100 Invested on September 1, 1996
Assumes Dividends Reinvested
Fiscal year ending August 31, 2001

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of the Record Date by, among others, (i) all persons or groups known by the Company to be beneficial owners of more than 5% of the Common Stock, (ii) each director of the Company and each nominee for director, (iii) each executive officer of the Company named in the Summary Compensation Table above, and (iv) all directors and executive officers as a group. Unless otherwise indicated in the footnotes, each person listed below has sole voting and investment power with respect to the shares beneficially owned by such person, subject to applicable community property laws, and the address of each such person is care of the Company, 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503.

Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Class(%)
Paradigm Capital Management, Inc. Nine Elk Street Albany, NY 12207(2)	216,950	5.0
Stadium Capital Management, LLC 430 Cowper Street, Suite 200 Palo Alto, CA 94301(3)	349,756	8.1
Wilen Management Co., Inc. 2360 West Joppa Road, Suite 226 Lutherville, MD 21093(4)	225,825	5.2
Summa Industries Employee Stock Ownership Trust(5)	536,625	12.4
Summa Industries 401(k) Plan Trust(6)	134,412	3.1
Josh T. Barnes(7)(8)	129,728	3.0
Michael L. Horst(7)	32,221	*
David McConaughy(7)	33,500	*
Byron C. Roth(7)	27,500	*
James R. Swartwout(7)(9)	227,500	5.1
Jack Watts(7)	15,000	*
William R. Zimmerman(7)	31,025	*
Trygve M. Thoresen(7)(9)	95,557	2.2
Paul A. Walbrun(7)(9)	46,270	1.1
All directors and executive officers as a group (9 persons)(7)(9)	638,301	13.5

*
Less than one percent.

(1)
Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission, based on information furnished by each person listed. Ownership shown include shares which each named stockholder has the right to acquire within sixty days of the Record Date. In calculating percentage ownership, all shares which a named stockholder has the right to so acquire are deemed outstanding for the purpose of computing the percentage ownership of that person, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Listed persons may disclaim beneficial ownership of certain shares.

(2)
All information with respect to beneficial ownership of the shares of the Company's Common Stock held directly or indirectly by Paradigm Capital Management, Inc. is based upon a Schedule 13F filing made by such beneficial owner with the Securities and Exchange Commission. Paradigm Capital Management, Inc. is described as an investment advisor.

(3)
All information with respect to beneficial ownership of the shares of the Company's Common Stock held directly or indirectly by Stadium Capital Management, LLC is based upon a Schedule 13G filing made by such beneficial owner with the Securities and Exchange Commission on October 3, 2001. Stadium Capital Management, LLC is described in such filing as an investment adviser.

(4)
All information with respect to beneficial ownership of the shares of the Company's Common Stock held by Wilen Management Co., Inc. is based upon a Schedule 13G/A filing made by such beneficial owner with the Securities and Exchange Commission on February 13, 2001. Wilen Management Co., Inc. is described in such filing as an investment company registered under the Investment Company Act of 1940.

(5)
Consists entirely of shares of the Company's Common Stock held in trust for participants in the Company's Employee Stock Ownership Plan ("ESOP"). The ESOP is administered by a committee comprised of three Company employees, and the trustee of the ESOP trust is Comerica Bank—California. The trustee has voting and limited investment power over any shares held by the ESOP trust that have not been allocated to individual participant's accounts. The administrator has the power to direct the trustee as to the voting of any such unallocated shares held by the ESOP trust. The administrator and the trustee disclaim beneficial ownership of shares held by the ESOP trust (except shares, if any, allocated to a person's individual account under the ESOP), and the ESOP shares are not reported as beneficially owned by the administrator or the trustee (except shares, if any, allocated to a person's individual account under the ESOP).

(6)
Consists entirely of shares of the Company's Common Stock held in trust for participants in the Company's 401(k) Plan. Participants in the 401(k) Plan may elect to have up to 25% of their contributions allocated to the purchase of shares of the Company's Common Stock. The 401(k) Plan is administered by the Company, and the trustee of the 401(k) Plan trust is Delaware Charter Guarantee & Trust Company, a wholly owned subsidiary of The Principal Financial Group. With limited exceptions, the administrator has the power to direct the trustee as to the voting of any shares of the Company's Common Stock held in the 401(k) Plan trust. The administrator and the trustee disclaim beneficial ownership of shares held by the 401(k) Plan trust (except shares, if any, allocated to a person's individual account under the 401(k) Plan), and the 401(k) Plan shares are not reported as beneficially owned by the administrator or the trustee (except shares, if any, allocated to a person's individual account under the 401(k) Plan).

(7)
Includes currently exercisable stock options to purchase shares of the Company's Common Stock and/or options that will be exercisable within sixty days of the Record Date, as follows: Mr. Barnes 43, 063; Mr. Horst 20,250; Mr. McConaughy 26,000; Mr. Roth 20,000; Mr. Swartwout 125,000; Mr. Watts 15,000; Mr. Zimmerman 22,000; Mr. Thoresen 90,834; and Mr. Walbrun 45,750.

(8)
Includes 17,000 shares held by a charitable remainder trust, 16,625 shares held in an individual retirement account, and 53,040 shares held by a living trust over which Mr. Barnes has voting and/or investment control. Does not include shares, the quantities of which are unknown to Mr. Barnes, held by certain children and/or grandchildren of Mr. Barnes and with respect to which he has no control or pecuniary interest and disclaims beneficial ownership.

(9)
Includes shares of the Company's Common Stock held in trust for such participant in the Company's 401(k) Plan and/or ESOP.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    During fiscal 2001, the Company was obligated to pay fees and commissions on sales of certain products to one of its directors pursuant to pre-existing agreements with a subsidiary of the Company acquired in fiscal 1997. The Company made a one-time payment of $365,000 in fiscal 1997 to modify such agreements. Total fees and commissions paid for fiscal 2001 were $207,000.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities, to file reports of beneficial ownership and changes in beneficial ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Officers, directors and such more than ten percent beneficial owners are required to furnish the Secretary of the Company with copies of all such forms which they file.

    To the Company's knowledge, bases solely upon the Company's review of such reports or written representations from certain reporting persons that no reports were required, the Company believes that during fiscal 2001, all of its directors and executive officers complied with Section 16(a) requirements, except one report filed late on Form 5 by Michael L. Horst relating to stock options.

INDEPENDENT AUDITORS

  Name of Auditors; Attendance at Annual Meeting

    Arthur Andersen LLP was the Company's independent auditors for the fiscal year ended August 31, 2001 and may be engaged to audit the Company's financial statements for the fiscal year ending August 31, 2002. One or more representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and to be available to respond to questions. These representatives will have an opportunity to make a statement.

  Audit Fees

    The aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements for fiscal 2001 and for quarterly reviews of the financial statements included in the Company's quarterly reports for fiscal 2001 was $142,000.

  Financial Information Systems Design and Implementation

    There were no fees billed for financial information systems design and implementation for fiscal 2001.

  All Other Fees; Independence

    The aggregate fees billed for non-audit professional services rendered to the Company for fiscal 2001 was $192,000, consisting primarily of work on tax and acquisition related matters. The Audit Committee believes such other services are compatible with maintaining auditor independence.

ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the fiscal year ended August 31, 2001 ("Annual Report"), which contains audited financial statements of the Company, has been mailed concurrently with the mailing of the Notice of Annual Meeting and Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated by reference into this Proxy Statement and is not considered proxy solicitation material. Any stockholder who has not received a copy of the Annual Report may obtain one at no charge by writing to the Secretary of the Company at the address given on the first page of this Proxy Statement. The Company will furnish to any stockholder of the Company any specific exhibit(s) to the Annual Report upon written request and upon payment of the Company's reasonable costs to furnish such exhibit(s).

STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the Company's Annual Meeting of Stockholders for the 2002 fiscal year must be received in writing by the Secretary of the Company at the address given on the first page of this Proxy Statement not later than July 2, 2002.

    Stockholders who do not present proposals for inclusion in the proxy statement for the Company's Annual Meeting of Stockholders for the 2002 fiscal year but who still intend to submit a proposal at that meeting must comply with the detailed notice procedures set forth in the Company's bylaws in a timely manner (received by the Company not less than twenty nor more than sixty days prior to the meeting). A complete copy of the Company's bylaws will be provided without charge, upon written or oral request, to any stockholder to whom this Proxy Statement is being sent. Requests should be made to the Corporate Secretary of the Company at 21250 Hawthorne Boulevard, Suite 500, Torrance, California 90503; telephone (310) 792-7024; facsimile (310) 792-7079; email ir@summaindustries.com.

OTHER MATTERS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                      By Order of the Board of Directors:

                      /s/ Trygve M. Thoresen

                      Trygve M. Thoresen
                      Secretary

Torrance, California
October 31, 2001

AMENDMENT NO. 1
TO THE
SUMMA INDUSTRIES
1999 STOCK OPTION PLAN

    THIS AMENDMENT NO. 1 (this "Amendment") to the 1999 Stock Option Plan (the "Plan") of Summa Industries, a Delaware corporation (the "Corporation"), is made and entered into effective as of December 17, 2001.

    WHEREAS, at the Annual Meeting of Stockholders held on December 17, 2001, the Stockholders of the Corporation voted to amend the Plan to provide for the issuance of an additional two hundred fifty thousand (250,000) options that may be exercised for shares of the Corporation's Common Stock from time to time.

    NOW, THEREFORE, the Plan is hereby amended as follows:

    1.  Additional Shares.  Section 6 (Stock) of the Plan is hereby amended and restated in its entirety to read as follows:

  "STOCK. The stock subject to Options granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The aggregate number of Shares which may be issued upon exercise of Options under the Plan shall not exceed 750,000 shares. The number of Shares subject to Options outstanding at any time shall not exceed the number of Shares remaining available for issuance under the Plan. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be made subject to any Option. The limitations established by this Section 6 shall be subject to adjustment in the manner provided in Section 10 hereof upon the occurrence of an event specified therein."

    2.  Miscellaneous.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Plan. Except as expressly modified herein, the Plan remains in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware.

    IN WITNESS WHEREOF, the undersigned has executed this Amendment in his capacity as an authorized officer of the Corporation to be effective as of the date first above written.

SUMMA INDUSTRIES, a Delaware corporation

By:
Trygve M. Thoresen Vice President & Secretary

A–1

PROXY

(This Proxy is Solicited on Behalf of the Board of Directors)
SUMMA INDUSTRIES
21250 Hawthorne Blvd., Suite 500, Torrance, CA 90503
ANNUAL MEETING OF STOCKHOLDERS, MONDAY, DECEMBER 17, 2001

    The undersigned hereby appoints James R. Swartwout and Trygve M. Thoresen, or either of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Summa Industries ("Summa") held of record by the undersigned on October 19, 2001 at the Annual Meeting of Stockholders to be held on December 17, 2001, and at any adjournments thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR each director nominee and FOR each of the other proposals set forth hereon.

IMPORTANT—THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE

1.	ELECTION OF ONE CLASS OF DIRECTORS as follows:	/ /	FOR all nominees listed below	/ /	WITHHOLD AUTHORITY for all nominees
NOMINEES: Class: James R. Swartwout, Byron C. Roth and Jack L. Watts, each for a three-year term

INSTRUCTIONS: To withhold authority to vote for any nominee, mark FOR above and cross out the name(s) of the nominees with respect to whom authority is withheld.

(Continued on reverse side)

2. APPROVAL AND ADOPTION OF AMENDMENT TO 1999 STOCK OPTION PLAN to provide for the issuance of additional options to purchase up to 250,000 shares of the Company's Common Stock which may be granted from time to time to the Company's directors, officers, employees, agents and others.

                   / / FOR                    / / AGAINST                   / / ABSTAIN

3. In their discretion, the Proxies are authorized to vote upon all other business as may properly come before the meeting and any adjournments thereof.

DATED:	, 2001

Signature
Signature if held jointly

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY BY USING THE ENCLOSED ENVELOPE.

QuickLinks

INTRODUCTION
RECORD DATE
VOTING; PROXIES
PROPOSAL NO. 1 ELECTION OF DIRECTORS
PROPOSAL NO. 2 AMENDMENT OF 1999 STOCK OPTION PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT
INDEPENDENT AUDITORS
ANNUAL REPORT
STOCKHOLDER PROPOSALS
OTHER MATTERS
AMENDMENT NO. 1 TO THE SUMMA INDUSTRIES 1999 STOCK OPTION PLAN